UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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THE NEW GERMANY FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE NEW GERMANY FUND, INC.

[•], 2007

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of The New Germany Fund, Inc. to be held at [•], New York time, on [•], 2007 at the offices of Deutsche Bank, 345 Park Avenue, New York, New York 10154.  Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.  As you may be aware, despite the continued strong performance of your Fund (2006 total return of 44.13%, based on market value), a group of hedge funds that are dissident stockholders of the Fund have announced their intention to solicit proxies against the nominees of your Board of Directors and in support of a proposal that is strongly opposed by the Board and the Fund.

Please do not sign any proxy card sent to you by or on behalf of the dissident hedge fund group led by Phillip Goldstein and his hedge fund, Opportunity Partners L.P. (also known as “Bulldog Investors”), Karpus Investment Management and Laxey Partners Limited.  These hedge funds may also be using the misleading name, “The Coalition For Shareholder Democracy.”  Please be assured that your Board of Directors, which manages the Fund for the benefit of all stockholders, is the true advocate for shareholder democracy.  Your Board of Directors will continue to act in the best interest of all Fund stockholders.

Your vote is important regardless of the number of shares you own.  We urge you to complete, sign, date and mail the enclosed White Proxy Card as soon as possible, even if you currently plan to attend the Meeting.  If you hold your shares in a brokerage or bank account, your broker or bank may allow you to vote your shares by telephone or internet.  Please consult the materials you receive from your broker or bank prior to voting by telephone or internet.

On behalf of your Board of Directors, thank you for your continued interest and support.

Sincerely,

David Goldman
Secretary

THE NEW GERMANY FUND, INC.
345 Park Avenue

New York, New York 10154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
[•], 2007

To our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of The New Germany Fund, Inc., a Maryland corporation (the “Fund”), will be held at [•], New York time, on [•], 2007 at the offices of Deutsche Bank, 345 Park Avenue, New York, New York 10154 for the following purposes:

1.                                       To elect four (4) Directors, each to serve for a term of three years and until their successors are elected and qualify.

2.                                       To ratify the appointment by the Audit Committee and the Board of Directors of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2007.

3.                                       To act upon, if properly presented, a stockholder proposal.

4.                                       To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Only holders of record of Common Stock at the close of business on [•], 2007 are entitled to notice of, and to vote at, this Meeting or any postponement or adjournment thereof.

This Meeting is extremely important in light of the announcement by a dissident stockholder, Mr. Philip Goldstein, who controls the hedge fund Opportunity Partners, L.P. (“Opportunity Partners”, which may go by the name “Bulldog Investors”), of its intention to solicit proxies against the nominees of your Board of Directors (the “Board”).  Opportunity Partners has also made known its intention to support a stockholder proposal that is strongly opposed by the Board.

Your vote is very important.  Whether or not you plan to attend the Meeting, and regardless of the number of shares you own, we urge you to vote FOR your Board’s nominees (proposal 1) and AGAINST the dissident stockholder proposal (proposal 3) by promptly completing, signing, dating and returning the enclosed White Proxy Card.  We strongly urge you not to sign any proxy card that may be sent to you by Philip Goldstein and the other hedge fund dissidents, even to vote against their nominees.  If you have previously returned any proxy card sent to you by Mr. Goldstein, you may change any vote you may have cast in favor of Opportunity Partners’ nominees, and vote instead for the election of the Board’s nominees and against the dissident stockholder proposals by completing, signing and returning the enclosed White Proxy Card in the accompanying envelope.  If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares this year unless you complete, sign and return the enclosed White proxy voting form.  In addition, you may be able to vote your shares by telephone or internet.  Please consult the materials you receive from your broker or bank prior to voting by telephone or internet.

If you have any questions or need additional information, please contact The Altman Group, Inc., the Fund’s proxy solicitors, at 1200 Wall Street West, Lyndhurst, New Jersey 07071, or toll-free by telephone at [•].

By Order of the Board of Directors

David Goldman
Secretary

Dated: [•], 2007

Whether or not you expect to attend the Meeting, please sign the enclosed White Proxy Card and promptly return it to the Fund.  We ask your cooperation in mailing in your White Proxy Card promptly, so that the Fund can avoid additional expenses of solicitation of proxies.

THE NEW GERMANY FUND, INC.
345 Park Avenue

New York, New York  10154

Annual Meeting of Stockholders
[•], 2007

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of The New Germany Fund, Inc. (the “Board of Directors” or “Board”), a Maryland corporation (the “Fund”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at [•], New York time, on [•], 2007 at the offices of Deutsche Bank, 345 Park Avenue, New York, New York 10154.  The purpose of the Meeting and the matters to be considered are set forth in the accompanying Notice of Annual Meeting of Stockholders.

THIS IS A VERY IMPORTANT ANNUAL MEETING OF STOCKHOLDERS OF THE FUND.  Despite the continued strong performance of your Fund (2006 total return of 44.13%, based on market value), a group of dissident hedge funds led by Phillip Goldstein and his hedge fund, Opportunity Partners L.P. (now calling themselves “Bulldog Investors”), along with hedge fund operators Karpus Investment Management and Laxey Partners Limited, have announced their intention to once again solicit proxies against the nominees of your Board of Directors, and in favor of a proposal that is strongly opposed by the Board.

Your Board strongly believes that the Board’s nominees for re-election as Directors are far better qualified and meet the director qualification requirements in the Fund’s Bylaws, which require experience in relevant business, investment, economic or political matters.  The Board’s nominees will better serve the interests of all stockholders.  In contrast, by their own admission, the nominees supported by the dissident hedge funds are not qualified to serve as directors in accordance with the Fund’s Bylaws.  Accordingly, they may not be nominated or elected to serve as directors of the Fund.

The Board of Directors strongly urges you to complete, sign, date and mail promptly the White Proxy Card accompanying this Proxy Statement.  If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares this year (as it has in past routine annual meetings) unless you complete, sign, date and mail promptly the enclosed White Proxy Card.  In addition, you may be able to vote your shares by telephone or internet.

If the accompanying White Proxy Card is executed properly and returned, shares represented by it will be voted at the Meeting, and any postponement or adjournment thereof, in accordance with the instructions on the White Proxy Card. However, if no instructions are specified, shares will be voted:

•                  FOR the election of four (4) directors of the Fund (“Directors”) nominated by the Board (Proposal 1),

•                  FOR the ratification of the appointment by the Audit Committee and the Board of PricewaterhouseCoopers LLP, an independent public accounting firm, as independent auditors for the Fund (Proposal 2) and

•                  AGAINST the self-tender offer proposal (Proposal 3).

A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund, by submitting a subsequently executed and dated proxy or by attending the Meeting and voting in person.

If a stockholder owns shares of the Fund in violation of applicable law, including the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Fund may determine that any vote attributable to such shares shall not be counted, or that such shares will not be counted for quorum purposes, or both.  Under Section 12(d)(1) of the Investment Company Act, the acquisition of more than 3% of the Fund’s common stock by another fund (whether registered, private or offshore) is unlawful.  There is legal uncertainty about the operation of Section 12(d)(1) and about the Fund’s right under federal and state law to invalidate votes cast by any person whose Fund shares are held in violation of law. The Fund is prepared, if necessary, to seek judicial resolution of the uncertainty in any particular case.

The close of business on [•], 2007 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had [•] shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote on each matter that comes before the Meeting. It is expected that the Notice of Annual Meeting, this Proxy Statement and the form of White Proxy Card will first be mailed to stockholders on or about [•], 2007.

A quorum is necessary to hold a valid meeting.  If stockholders entitled to cast one-third of all votes entitled to be cast at the Meeting are present in person or by proxy, a quorum will be established. The Fund intends to treat properly executed proxies that are marked “abstain” and broker non-votes (defined below) as present for the purposes of determining whether a quorum has been achieved at the Meeting.  Under Maryland law, abstentions do not constitute a vote “for” or “against” a matter and will be disregarded in determining the “votes cast” on an issue.  A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

PROPOSAL 1: ELECTION OF DIRECTORS

The Fund’s charter (the “Charter”) provides that the Board of Directors be divided into three classes of Directors serving staggered three-year terms and until their successors are elected and qualify. The term of office for Directors in Class I expires at the 2007 Annual Meeting, Class II at the next succeeding annual meeting and Class III at the following succeeding annual meeting. Four Class I nominees are proposed in this Proxy Statement for election.  The four Class I nominees, Ambassador Richard R. Burt, Mr. Richard Karl Goeltz, Mr. Christian H. Strenger and Mr. Robert H. Wadsworth, are the only persons nominated by your Board of Directors for election at this Meeting and, if elected, each will serve a three-year term of office until the Annual Meeting of Stockholders in 2010 and until his respective successor is elected and qualifies.  The interests of the Fund and the stockholders are best served when its Directors have experience in matters relevant to the Fund’s investment business.  Accordingly, the Bylaws provide that a nominee must have Relevant Experience and Country Knowledge and must not have any Conflict of Interest.  The relevant portions of the Fund’s Bylaws describing these requirements are included as Annex B to this Proxy Statement.  The Nominating Committee (excluding Messrs. Burt, Goeltz and Wadsworth, who excused themselves from its deliberations and vote) concluded that each of the four Class I nominees satisfies these requirements.  An overview of the experience and current duties of each of the Board’s nominees is therefore appropriate.

Richard R. Burt.  Ambassador Burt is currently a senior advisor with Kissinger McLarty Associates, an international strategic advisory firm.  He was formerly the Chairman of Diligence, Inc., an international information and risk management firm and, prior to that, Chairman of IEP Advisors, LLP, an information services firm.  Ambassador Burt served as the U.S. Ambassador to the Federal Republic of Germany from 1985 to 1989.  He has been a director of the Fund since 2004, and serves on the Fund’s Audit and Nominating Committees.  Since 2000, he has been a director and a member of the Audit Committee, the Nominating Committee and the Executive Committee of the European Equity Fund, Inc. and Central Europe and Russia Fund, Inc., both of which are part of the Fund’s Complex.

Richard Karl Goeltz  Mr. Goeltz was for over eight years the chief financial officer of the large financial services companies American Express Company and National Westminster Bank Plc.  Prior to that, Mr. Goeltz served as a senior financial officer of The Seagram Company Ltd. for more than 15 years.  Mr. Goeltz since 2000 has been a consultant and has served on the board of directors of various companies including Aviva plc, the Federal Home Loan Mortgage Corp. and the Warnaco Group Inc., as well as being a Member of the Court of Governors and the Council of the London School of Economics and Political Science.  He has been a director of the Fund since its inception and currently serves on the Executive Committee, the Nominating Committee and the Special Committee on Shareholder Initiatives.

Christian H. Strenger  Mr. Strenger is a former Managing Director of DWS Investment GmbH, one of the largest German mutual fund companies, a position he held from 1991 to 1999.  Since 1999, he has been a Member of DWS Investment GmbH’s Supervisory Board.  Mr. Strenger is the Chairman of the Board of the Fund, and serves in the same capacity for the European Equity Fund and Central Europe and Russia Fund.  He serves on the Executive Committee of all three funds.

Robert H. Wadsworth  For over 20 years, Mr. Wadsworth has been the president of his consulting firm, Robert H. Wadsworth Associates, which advises on all aspects of the U.S. regulated funds business.  During that time, Mr. Wadsworth has also served in leadership positions for various registered investment companies.  He has been a director of the Fund since 1992 and serves on all committees of the Board, including serving as a Chairman of the Valuation Committee of the Fund and as a designated Audit Committee financial expert.  Mr. Wadsworth is also a member of the board of directors of the European Equity Fund and Central Europe and Russia Fund, and serves on all committees of both funds.  In addition, Mr. Wadsworth is a director or trustee for more than 55 other open-end and close-end investment companies within the Fund Complex.

Your Board strongly believes that its nominees are better qualified, meet the director qualification requirements in the Fund’s Bylaws, and will better serve the interests of all stockholders.  Accordingly, we unanimously recommend a vote “For” each of Messrs. Burt, Goeltz, Strenger and Wadsworth.

As discussed above, Philip Goldstein has announced his intention to solicit proxies against the nominees of your Board of Directors and for the purported nominees of his hedge fund, Opportunity Partners. Based on the information provided to date by Opportunity Partners regarding its nominees and on Opportunity Partner’s own admission that its nominees do not meet the qualification of the Bylaws, your Board’s Nominating Committee confirmed that none of the persons Opportunity Partners intends to propose is qualified in accordance with the Fund’s Bylaws to serve as a director of the Fund.  Your Board believes that through their qualifications and experience, Ambassador Burt and Messrs. Goeltz, Strenger and Wadsworth will serve the interests of all stockholders better than the nominees of Opportunity Partners.  The contribution of Opportunity Partners’ nominees for director will not, in the opinion of the Board, in any way compare with the value the four Board nominees have contributed and will continue to contribute to the Fund as a result of their extensive background in German business and political affairs:

•                  The Board nominees of the Fund provide distinct and ongoing resources for your Board of Directors, especially given their experience in the markets in which the Fund invests.

•                  On the other hand, the business backgrounds of Opportunity Partners’ potential nominees do not indicate any experience in the markets in which the Fund invests.  Your Board strongly believes that the Board’s nominees for re-election as Directors are far better qualified and will better serve the interests of all stockholders.

We believe that the agenda being pursued by Opportunity Partners and the hedge fund dissidents is to install a minority of directors who will continue to pressure the Fund to conduct tender offers, open-end, or liquidate.  Our reasons for believing that certain of those actions are not in the interests of Fund stockholders are discussed at Proposal 3.

While the three dissident-supported candidates cannot become directors under the Fund’s Bylaws, and the Fund will not treat votes for the individuals as “votes cast” for purposes of determining which individuals received a plurality of votes cast, we urge stockholders to vote “FOR” our nominees to send an important message.

Should any vacancy occur on the Board of Directors, the remaining Directors would be able to fill that vacancy by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum. Any Director elected by the Board to fill a vacancy would hold office until the remainder of the full term of the class of Directors in which the vacancy occurred and until a successor is elected and qualifies. If the size of the Board is increased, additional Directors will be apportioned among the three classes to make all classes as nearly equal as possible.

Unless authority is withheld, it is the intention of the persons named in the accompanying form of White Proxy Card to vote each White Proxy Card for the election of our four Class I nominees listed above. Each of our Class I nominees is currently a member of the Board of Directors.  Each Class I nominee has indicated that he will continue to serve as a Director if elected, but if any nominee should be unable to serve, proxies will be voted for any other person determined by the persons named in the form of White Proxy Card in accordance with their discretion.  The Board of Directors has no reason to believe that any of the above nominees will be unable to continue to serve as a Director.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1
TO ELECT THE BOARD’S FOUR NOMINEES AS CLASS I DIRECTORS.

Required Vote.  Provided a quorum has been established, the affirmative vote of a plurality of the votes cast at the Meeting is required for the election of each Director. For purposes of the election of Directors, abstentions and broker non-votes will have no effect on the result of the vote.

INFORMATION REGARDING DIRECTORS AND OFFICERS

The following tables show certain information about the nominees for election as Directors and about Directors whose terms will continue, including beneficial ownership of Common Stock of the Fund and about all officers of the Fund.  All Directors resident in the United States own Fund shares.  Directors who are German residents would be subject to adverse German tax consequences if they owned shares of a fund organized outside of Germany, such as the Fund, that is not subject to German regulation or tax reporting.  Each Director has served as a Director of the Fund for more than five years, many since the Fund’s inception in 1990, except for Ambassador Burt and Mr. Walbröl, who for many years have been directors of other funds in the Fund Complex and were elected to the Board in 2004.

Nominees Proposed for Election:

Class I Directors

(Current Term will Expire in 2007; Nominees for Term Expiring in 2010)

Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years (or Longer)	Number of Portfolios in Fund Complex(2) Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director	Shares of Common Stock Beneficially Owned at March 30, 2007(3)
Non-Interested Directors

Ambassador Richard R. Burt, 60	Director	Since 2004	Senior Advisor, Kissinger McLarty Associates (international strategic advisory) (since 2007). Chairman, Diligence LLC (international information collection and risk-management firm) (2002-2007). Chairman, IEP Advisors LLP (information services firm) (1998- 2001). Chairman of the Board, Weirton Steel Corp. (1996-2004). Formerly, Partner, McKinsey & Company (consulting firm) (1991-1994). U.S. Ambassador to the Federal Republic of Germany (1985-1991).	3	Director of The Central Europe and Russia Fund, Inc. (since 2000) and The European Equity Fund, Inc. (since 2000). Board Member, IGT, Inc. (gaming technology) (since 2001). Board Member, HCL Technologies, Inc. (information technology and product engineering) (since 1999). Member, Textron Inc. International Advisory Council (aviation, automotive, industrial operations and finance) (since 1996). Director, UBS family of mutual funds (since 1998).	1,342

Richard Karl Goeltz, 64	Director	Since 1990	Consultant. Retired Vice Chairman and Chief Financial Officer of American Express Co. (financial services) (1996-2000). Former Chief Financial Officer of National Westminster Bank Plc (1992-1996). Former Executive Vice President-Finance (1986-1991) and Vice President-Finance (1976-1986) of The Seagram Company Ltd.	1	Independent Non-Executive Director of Aviva plc (financial services); Director of Federal Home Loan Mortgage Corporation (Freddie Mac) and The Warnaco Group, Inc. (apparel); Member of the Court of Governors and the Council of the London School of Economics and Political Science.	11,616

Robert H. Wadsworth, 67	Director	Since 1992	President, Robert H. Wadsworth Associates, Inc. (consulting firm) (May 1983 to present). Formerly President and Trustee, Trust for Investment Managers (registered investment companies) (April 1999-June 2002).	58	Director of The European Equity Fund, Inc. (since 1986) and The Central Europe and Russia Fund, Inc. (since 1990), as well as other funds in the Fund Complex as indicated.(4)	10,405

Class I Directors

(Current Term will Expire in 2007; Nominees for Term Expiring in 2010)

Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years (or Longer)	Number of Portfolios in Fund Complex(2) Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director	Shares of Common Stock Beneficially Owned at March 30, 2007(3)
Interested Director(5)

Christian H. Strenger, 63	Director and Chairman	Since 1990	Member of Supervisory Board (since 1999) and formerly Managing Director (1991-1999) of DWS Investment GmbH (investment management), a subsidiary of Deutsche Bank AG.	3

Director of The European Equity Fund, Inc. (since 1986) and The Central Europe and Russia Fund, Inc. (since 1990).(2) Member, Supervisory Board, Fraport AG (international airport business) and Hermes Focus Asset Management Europe Ltd. (asset management).

						None

Directors whose terms will continue:

Class II Directors

(Term will Expire in 2008)

Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years (or Longer)	Number of Portfolios in Fund Complex (2) Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director	Shares of Common Stock Beneficially Owned at March 30, 2007(3)
Non-Interested Directors

John H. Cannon, 65	Director	Since 1990	Consultant (since 2002). Vice President and Treasurer, Venator Group / Footlocker Inc. (footwear retailer) (1982-2001).	3	Director of The European Equity Fund, Inc. (since 2004) and The Central Europe and Russia Fund, Inc. (since 2004).(2)	5,331

Werner Walbröl, 69	Director	Since 2004	President and Chief Executive Officer, The European American Chamber of Commerce, Inc. (since 2004). Formerly, President and Chief Executive Officer, The German American Chamber of Commerce, Inc. (until 2003).	3	Director of The Central Europe and Russia Fund, Inc. (since 1990) and The European Equity Fund, Inc. (since 1986).(2) Director, TÜV Rheinland of North America, Inc. (independent testing and assessment services). Director, The German American Chamber of Commerce, Inc. President and Director, German-American Partnership Program (student exchange programs). Director, AXA Art Insurance Corporation (fine art and collectible insurer).	1,489

Peter Zühlsdorff, 66	Director	Since 1997	Managing Director of DIH Deutsche Industrie Holding (holding company) (1997). Managing Director of DSD Duales System Deutschland AG (recycling) (2004). Managing Director of Tengelmann Unternehmensgruppe (food and specialty retailing) (1998-2003). Managing Director of Bewerbungskommitee Leipzig 2012 GmbH (Olympic bid committee) (2004) and Managing Director of PZ Sportpark GmbH (since 1996).	1

Chairman of the Supervisory Board, Sinn Leffers AG (retail) and Escada AG (fashion); Kaisers Tengelmann AG (food and specialty retailing); Member of the Advisory Board, Tengelmann Verwaltungs-und Beteiligungsgesellschaft GmbH (food and specialty retailing) and DSD-Duales System Deutschland GmbH.

						None

Interested Director(5)

John Bult, 71	Director	Since 1990	Chairman, PaineWebber International (asset management) (since 1985).	3	Director of The European Equity Fund, Inc. (since 1986) and The Central Europe and Russia Fund, Inc. (since 1990).(2) Director of The Greater China Fund, Inc. (closed-end fund).	2,871

Class III Directors

(Term will Expire in 2009)

Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years (or Longer)	Number of Portfolios in Fund Complex (2) Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director	Shares of Common Stock Beneficially Owned at March 30, 2007(3)
Non-Interested Directors

Dr. Franz Wilhelm Hopp, 64	Director	Since 1993	Former Member of the Boards of Management of ERGO Insurance Group AG, ERGO Europa Beteiligungs-gesellschaft AG, and ERGO International AG (insurance) (over five years until 2004). Former Member of the Boards of Management of VICTORIA Holding; VICTORIA Lebensversicherung AG (life insurance); VICTORIA Versicherung AG (insurance); VICTORIA International; VICTORIA Rückversicherung AG (reinsurance) and D.A.S. Versicherungs-AG. (insurance).	1

Chairman of the Supervisory Board of Ideenkapital Media Finance (investments and finance). Member of the Supervisory Boards of Jenoptik, AG (environmental systems and other technologies); TMW Immobilien AG (real estate); Oesterreichische Volksbanken (bank); KarstadtQuelle Bank GmbH; GFKL Financial Services AG; MEAG Munich ERGO Kapitalanlagegesellschaft mbH (asset management); Internationales Immobilieninstitut GmbH (real estate); TMW Real Estate Group L.P.; and Victoria Volksbanken, Oesterreich (bank). Member of the Administrative Boards of Frankfurter Volksbank (bank) and HSBC Trinkaus & Burkhardt (bank). Member of the Advisory Boards of Dresdner Bank AG; EnBW Energie Baden-Wuerttemberg AG (energy); Falke Bank AG; Landeskreditbank Baden-Wuerttemberg; Millenium Entertainment Partners L.P. (real estate) and MPE Hotel, LLC (real estate).

						None

Ernst-Ulrich Matz, 73	Director	Since 1995	Consultant. Vice Chairman of the Supervisory Boards of Bopp & Reuther AG (valve, control, measurement and safety technology) (1990-2001). Chief Financial Officer and member of the Board of Directors of IWKA Aktiengesellschaft (management holding company – manufacturing and engineering) (1978 - 2000). Member of the Supervisory Boards of Ex-Cell-O AG (machine tool and system manufacturer) (1996-2001) and ARO SA (1978-2000) (resistance welding).	1

Member of the District Advisory Board of Gerling-Konzern (until 2002); Chairman of the Rumanian Group in the German East-West Trade Committee (until 2002); Member of the Advisory Council of Herder GmbH & Co. KG (publishing) (2001-2007); Member of the Supervisory Board of Photon AG (laser engineering). Member of the District Advisory Board of Deutsche Bank AG, Mannheim (until 1999).

						None

Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years (or Longer)	Number of Portfolios in Fund Complex (2) Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director	Shares of Common Stock Beneficially Owned at March 30, 2007(3)
Non-Interested Directors

Dr. Frank Trömel, 71(6)	Director	Since 1990	Deputy Chairman of the Supervisory Board of DELTON AG (strategic management holding company operation in the pharmaceutical, household products, logistics and power supply sectors) (2000-2006). Member (since 2000) and Vice-President (2002-2006) of the German Accounting Standards Board.	3	Director of The Central Europe and Russia Fund, Inc. (since 2005) and The European Equity Fund, Inc. (since 2005).(2)	None

Executive Officers(7)

Name, Address(1) & Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Shares of Common Stock Beneficially Owned at March 30, 2007(3)
Michael G. Clark, 41(8)	President and Chief Executive Officer	Since 2006

Managing Director, Deutsche Asset Management (since 2006); President of DWS family of funds; formerly, Director of Fund Board Relations (2004-2006) and Director of Product Development, Merrill Lynch Investment Managers (2000-2004).

None

Paul H. Schubert, 44(8)	Treasurer and Chief Financial Officer	Since 2004	Managing Director, Deutsche Asset Management (since 2004). Formerly, Executive Director, Head of Mutual Fund Services and Treasurer for UBS Family of Funds at UBS Global Asset Management (1998-2004).	None

David Goldman, 33(8)	Secretary	Since 2006	Vice President, Deutsche Asset Management (since 2002).	None

John Millette, 44(8)	Assistant Secretary	Since 2006	Director, Deutsche Asset Management (since 2002).	None

Elisa D. Metzger, 44	Chief Legal Officer	Since 2005	Director, Deutsche Asset Management (since Sept. 2005); Counsel, Morrison and Foerster LLP (1999-2005).	None

Philip Gallo, 44(8)	Chief Compliance Officer	Since 2004	Managing Director, Global Head of Deutsche Asset Management Compliance (2003-present). Formerly (most recently), Co-Head of Goldman Sachs Asset Management Legal (1994-2003).	None

(1)             The mailing address of all directors and officers with respect to Fund operations is c/o Deutsche Investment Management Americas Inc., 345 Park Avenue, NYC20-2799, New York, New York 10154.

(2)             The Fund Complex includes the European Equity Fund, Inc. and The Central Europe and Russia Fund, Inc., which are the other closed-end registered investment companies for which Deutsche Investment Management Americas Inc. acts as manager. It also includes 143 other open- and closed-end funds advised by wholly-owned entities of the Deutsche Bank Group in the United States.

(3)             All Directors and Executive Officers as a group (17 persons) owned 33,054 shares, which constitutes less than 1% of the outstanding Common Stock of the Fund.  Share numbers in this Proxy Statement have been rounded to the nearest whole share.

(4)             Mr. Wadsworth serves as a Director/Trustee of the following investment companies:  DWS Blue Chip Fund, DWS Equity Trust, DWS High Income Series, DWS State Tax-Free Income Series, DWS Strategic Income Fund, DWS Target Fund, Cash Account Trust, Investors Cash Trust, Investors Municipal Cash Fund, Tax-Exempt California Money Market Fund, DWS Technology Fund, DWS Balanced Fund, DWS U.S. Government Securities Fund, DWS Value Series Inc., DWS Variable Series II, and DWS Money Funds.  Mr. Wadsworth also serves as a Trustee of the following closed-end investment companies: DWS Dreman Value Income Edge Fund, DWS High Income Trust, DWS Multi-Market Income Trust, DWS Municipal Income Trust, DWS Strategic Income Trust, and DWS Strategic Municipal Income Trust.  These funds are advised by Deutsche Investment Management Americas Inc., a wholly-owned subsidiary of Deutsche Bank AG.

(5)             Indicates “Interested Person,” as defined in the Investment Company Act. Mr. Bult is an “interested” Director because of his affiliation with PaineWebber International, an affiliate of UBS Securities L.L.C., a registered broker-dealer; and Mr. Strenger is an “interested” Director because of his affiliation with DWS-Deutsche Gesellschaft für Wertpapiersparen mbH (“DWS”), a subsidiary of Deutsche Bank AG, and because of his ownership of Deutsche Bank AG shares.

(6)             Dr. Trömel’s son has been employed since March 1, 2002 by an indirect subsidiary of Deutsche Bank AG.

(7)             Each also serving as an officer of The European Equity Fund, Inc. and The Central Europe and Russia Fund, Inc. The officers of the Fund are elected annually by the Board of Directors at its meeting following the Annual Meeting of Stockholders.  Each of Messrs. Clark, Schubert, Goldman, Millette and Gallo, and Ms. Metzger also serves as an officer of other Funds in the Fund Complex.

(8)             Indicates ownership of securities of Deutsche Bank AG either directly or through Deutsche Bank’s deferred compensation plan.

The following table contains additional information with respect to the beneficial ownership of equity securities by each Director or Nominee in the Fund and, on an aggregated basis, in any registered investment companies overseen by the Director or Nominee within the same Family of Investment Companies as the Fund:

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund (1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Director or Nominee in Family of Investment Companies (1), (2)
John Bult	$10,001 - $50,000	Over $100,000
Ambassador Richard R. Burt	$10,001 - $50,000	Over $100,000
John H. Cannon	$50,001-$100,000	Over $100,000
Richard Karl Goeltz	Over $100,000	Over $100,000
Dr. Franz Wilhelm Hopp	None	None
Ernst-Ulrich Matz	None	None
Christian H. Strenger	None	$50,001 - $100,000
Dr. Frank Trömel	None	None
Robert H. Wadsworth	Over $100,000	Over $100,000
Werner Walbröl	$10,001-$50,000	Over $100,000
Peter Zühlsdorff	None	None

(1)

Valuation date is March 30, 2007. Directors who are German residents would be subject to adverse German tax consequences if they owned shares of a fund organized outside of Germany, such as the Fund, that is not subject to German regulation or tax reporting.

(2)

The Family of Investment Companies consists of the Fund, The European Equity Fund, Inc. and The Central Europe and Russia Fund, Inc., which are closed-end funds that share the same investment adviser and manager and hold themselves out as related companies.

The Board of Directors presently has six standing committees including an audit committee (the “Audit Committee”), an advisory committee (the “Advisory Committee”), an executive committee (the “Executive Committee”), a nominating committee (the “Nominating Committee”), a valuation committee (the “Valuation Committee”) and a special committee on shareholder initiatives (the “Special Shareholder Initiatives Committee”).

The Audit Committee, comprising Messrs. Burt, Cannon, Trömel, Wadsworth and Walbröl, operates pursuant to a written charter.  The Audit Committee’s organization and responsibilities are contained in the Audit Committee Report, which is included in this Proxy Statement, and in its written charter.  The members of the Audit Committee are “independent” as required by the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934.  The Board of Directors has determined that each member of the Audit Committee is financially literate and has determined that each of Messrs. Cannon and Wadsworth meets the requirements for an audit committee financial expert under the rules of the Securities and Exchange Commission (“SEC”).  Although the Board has determined that these individuals meet the requirements for an audit committee financial expert, their responsibilities are the same as those of the other audit committee members.  They are not auditors or accountants, do not perform “field work” and are not full-time employees.  The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert.  The Audit Committee met five times during the fiscal year ended December 31, 2006.

The Advisory Committee, comprising Messrs. Cannon, Goeltz, Matz, Trömel and Wadsworth, makes recommendations to the full Board with respect to the Management Agreement between the Fund and Deutsche Investment Management Americas Inc., and the Investment Advisory Agreement between the Fund and Deutsche Asset Management International GmbH. The Advisory Committee met two times during the past fiscal year, in connection with the annual continuance of those agreements.

The Executive Committee, comprising Messrs. Cannon, Goeltz, Strenger and Wadsworth, has the authority to act for the Board on all matters between meetings of the Board, subject to any limitations under applicable state law.  During the past fiscal year the Executive Committee did not meet.

The Valuation Committee, comprising Messrs. Cannon, Trömel, Wadsworth and Walbröl, monitors the valuation of portfolio securities and other investments.  During the past fiscal year, the Valuation Committee did not meet.

The Special Committee on Shareholder Initiatives, comprising Messrs. Bult, Burt, Cannon, Goeltz, Wadsworth and Walbröl, has the authority to act for the Board on all matters relating to stockholder initiatives.  The Special Shareholder Initiatives Committee met eight times during the past fiscal year.

The Nominating Committee comprises Messrs. Burt, Cannon, Goeltz, Trömel and Wadsworth.  Generally, the Nominating Committee identifies, evaluates and selects and nominates, or recommends to the Board of Directors, candidates for the Board or any committee of the Board.  To be eligible for nomination as a Director a person must, at the time of such person’s nomination, have Relevant Experience and Country Knowledge and must not have any Conflict of Interest, as those terms are defined in the Fund’s Bylaws.  The relevant portions of the Fund’s Bylaws describing these requirements are included as Annex B.  The Nominating Committee may also take into account additional factors listed in the Nominating Committee Charter (set forth in Annex A), which generally relate to the nominee’s industry knowledge, business experience, education, ethical reputation, special skills, ability to work well in group settings and the ability to qualify as an “independent director.”

The Nominating Committee will consider nominee candidates properly submitted by stockholders in accordance with applicable law, the Fund’s Charter or Bylaws, resolutions of the Board and the qualifications and procedures set forth in the Nominating Committee Charter and this proxy statement.  A stockholder or group of stockholders seeking to submit a nominee candidate (i) must have beneficially owned at least 5% of the Fund’s common stock for at least two years, (ii) may submit only one nominee candidate for any particular meeting of stockholders, and (iii) may submit a nominee candidate for only an annual meeting or other meeting of stockholders at which directors will be elected.  The stockholder or group of stockholders must provide notice of the proposed nominee pursuant to the requirements found in the Fund’s Bylaws.  Generally, this notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting.  Such notice shall include the specific information required by the Fund’s Bylaws.  The relevant portions describing these requirements are included as Annex B.  The Nominating Committee will evaluate nominee candidates properly submitted by stockholders on the same basis as it considers and evaluates candidates recommended by other sources.  The Nominating Committee met three times during the past fiscal year.

All members on each of the six committees of the Board are not “interested persons” as the term is defined in the Investment Company Act (except that Mr. Strenger, an interested person, is a member of the Executive Committee, and Mr. Bult, an interested person, is a member of the Special Committee on Shareholder Initiatives).

During the past fiscal year, the Board of Directors had four regular meetings.  Each incumbent Director who served as a Director during the past fiscal year, attended at least 75% of the aggregate number of regular meetings of the Board and meetings of Board Committees on which that Director served.  The Board has a policy that encourages Directors to attend the Annual Meeting of Stockholders, to the extent that travel to the Annual Meeting of Stockholders is reasonable for that Director.  Three Directors attended the 2006 Annual Meeting of Stockholders.

To communicate with the Board of Directors or an individual Director of the Fund, a stockholder must send a written communication to the Fund’s principal office at 345 Park Avenue, NYC20-2799, New York, New York 10154 (c/o The New Germany Fund, Inc.), addressed to (i) the Board of Directors of the Fund or an individual Director, and (ii) the Secretary of the Fund. The Secretary of the Fund will direct the correspondence to the appropriate parties.

The Fund pays each of its Directors who is not an interested person of the Fund, of the investment adviser or of the manager an annual fee of $7,500 plus $750 for each Board and Committee meeting attended. Each such Director who is also a Director of The European Equity Fund, Inc. or The Central Europe and Russia Fund, Inc. also receives the same annual and per-meeting fees for services as a Director of each such fund. No Director of all three funds is paid for attending more than two funds’ board and committee meetings when meetings of the three funds are held concurrently, and no such Director receives more than the annual fee of two funds. Each of the Fund, The European Equity Fund, Inc. and The Central Europe and Russia Fund, Inc. reimburses the Directors (except for those employed by the Deutsche Bank Group) for travel expenses in connection with Board meetings. These three funds, together with 143 other open- and closed-end funds advised by wholly-owned entities of the Deutsche Bank Group in the United States, represent the entire Fund Complex within the meaning of the applicable rules and regulations of the SEC. The following table sets forth (a) the aggregate compensation from the Fund for the fiscal year ended December 31, 2006, and (b) the total compensation from each fund in the Fund Complex that includes the Fund, for the 2006 fiscal year of each such fund, (i) for each Director who is not an interested person of the Fund, and (ii) for all such Directors as a group:

Name of Director	Aggregate Compensation From Fund	Total Compensation From Fund Complex
Ambassador Richard R. Burt	$12,000	$32,000
John H. Cannon	16,166	36,250
Richard Karl Goeltz	20,000	20,000
Dr. Franz Wilhelm Hopp	10,500	10,500
Ernst-Ulrich Matz	13,500	13,500
Dr. Frank Trömel	13,500	32,000
Robert H. Wadsworth	15,332	228,250
Werner Walbröl	13,166	34,750
Peter Zühlsdorff	10,500	10,500

Total	$124,664	$417,750

No compensation is paid by the Fund to Directors who are interested persons of the Fund or of any entity of the Deutsche Bank Group or to officers.

Bylaw Litigation

On June 6, 2005, an alleged stockholder of the Fund filed a putative class action complaint on behalf of all Fund stockholders in Maryland state court against the Fund and its Directors. This litigation arises out of an attempt in 2005 by dissident stockholder Opportunity Partners, L.P. to nominate and elect directors who were not qualified as Directors pursuant to the Fund’s Director Qualification Bylaw (the “Bylaw”), which sets forth certain eligibility requirements for directors, including a requirement of relevant experience and country knowledge consistent with the Fund’s strategy of investment in German companies. Pursuant to a stipulation and order of the court entered on March 20, 2007, the allegations of the complaint were limited to the claims that (1) the Fund’s Directors violated their fiduciary duties by adopting the Bylaw in 2000; (2) the Fund’s Directors violated their fiduciary duties by refusing to waive the Bylaw in 2005; and (3) the Fund is obligated to count votes cast for proposed stockholder nominees who do not meet the requirements of the Bylaw. Also pursuant to the stipulation and order, the complaint now seeks only prospective relief relating to elections and stockholder meetings occurring after the date of final judgment by the court, including, among other things, a declaration that the Bylaw is invalid, and a declaration that the Fund must count votes for proposed stockholder nominees who do not meet the requirements of the Bylaw as “votes cast” for the purpose of determining which candidates receive a plurality of votes cast in director elections. On July 12, 2005, the Fund and its Directors removed the case to the United States District Court for the District of Maryland. On March 29, 2006, the court denied a motion filed by the Fund and its Directors to dismiss the complaint before the discovery stage. In doing so, the court did not address the merits of plaintiff’s complaint. Discovery proceeded according to a schedule set by the court, and is now completed. The Fund and its Directors moved for summary judgment on March 21, 2007. Summary judgment briefing is scheduled to be completed on May 3, 2007, and the court is expected to render a decision on summary judgment some time thereafter. The Board believes that the Bylaws are valid and the complaint is without merit.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has approved PricewaterhouseCoopers LLP (the “Firm” or “PwC”), an independent registered public accounting firm, as independent auditors for the Fund for the fiscal year ending December 31, 2007. A majority of members of the Board of Directors, including a majority of the members of the Board of Directors who are not “interested” Directors (as defined in the Investment Company Act) of the Fund, have ratified the appointment of PwC as the Fund’s independent auditors for that fiscal year. Based principally on representations from the Firm, the Fund knows of no direct financial or material indirect financial interest of such Firm in the Fund. That Firm, or a predecessor firm, has served as the independent auditors for the Fund since inception.

Neither our Charter nor Bylaws requires that the stockholders ratify the appointment of PwC as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain PwC, but may retain such independent auditors. Even if the appointment is ratified, the Audit Committee and the Board of Directors in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interests of the Fund and its stockholders. It is intended that the persons named in the accompanying form of proxy will vote for PwC. A representative of PwC will be present at the Meeting and will have the opportunity to make a statement and is expected to be available to answer appropriate questions concerning the Fund’s financial statements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Required Vote. Provided a quorum has been established, the affirmative vote of a majority of the votes cast at the Meeting is required for the ratification of the appointment by the Audit Committee and the Board of Directors of PwC as independent auditors for the Fund for the fiscal year ending December 31, 2007. For purposes of Proposal 2 abstentions will have no effect on the result of the vote.

INFORMATION WITH RESPECT TO THE FUND’S INDEPENDENT AUDITORS

The following table shows fees paid to PwC by the Fund during the Fund’s two most recent fiscal years: (i) for audit and non-audit services provided to the Fund, and (ii) for engagements for non-audit services pre-approved by the Audit Committee for the Fund’s manager and investment adviser and certain entities controlling, controlled by, or under common control with the manager and investment adviser that provide ongoing services to the Fund (collectively, the “Adviser Entities”), which engagements relate directly to the operations and financial reporting of the Fund. The Audit Committee of each board will review, at least annually, whether PwC’s receipt of non-audit fees from the Fund, the Fund’s manager, the Fund’s investment adviser and all Adviser Entities is compatible with maintaining PwC’s independence.

	Audit Fees(1)	Audit Related Fees(2)		Tax Fees(3)		All Other Fees(4)
Fiscal Year	Fund	Fund	Adviser Entities	Fund	Adviser Entities	Fund	Adviser Entities
2006	$63,000	—	$155,500	—	$11,930	—	—
2005	$63,000	—	$268,900	—	$197,605	—	—

(1)         “Audit Fees” are the aggregate fees billed for professional services for the audit of the Fund’s annual financial statements and services provided in connection with statutory and regulatory filings or engagements.

(2)         “Audit Related Fees” are the aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements and are not reported under “Audit Fees.”

(3)         “Tax Fees” are the aggregate fees billed for professional services for tax advice, tax compliance and tax planning.

(4)         “All Other Fees” are the aggregate fees billed for products and services other than “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Audit Committee Pre-Approval Policies and Procedures. Generally, the Audit Committee must pre-approve (i) all services to be performed for the Fund by the Fund’s independent auditors and (ii) all non-audit services to be performed by the Fund’s independent auditors for the Fund’s investment adviser or any Adviser Entities with respect to operations and financial reporting of the Fund. The Chair of the Audit Committee may approve or deny the request to engage the auditors to provide any fund services or fund-related services that are not listed on the pre-approved list if the cost associated with the request is $50,000 or less, or at the Chair’s discretion, determine to call a special meeting of the Audit Committee for the purpose of considering the proposal. Should the Chair of the Audit Committee be unavailable, any other member of the Audit Committee may serve as an alternate for the purpose of approving or denying the request. The auditors shall report to the Audit Committee at each of its regular meetings all audit or non-audit services to the Fund and all non-audit services to the Adviser Entities that relate directly to the Fund’s operations and financial reporting initiated since the last such report was rendered, including a general description of the services and projected fees and the means by which such services were approved by the Audit Committee. The engagement of the auditors to provide certain services customarily required by the Fund in the ordinary course of its operations or by an Adviser Entity in the ordinary course of its operations is approved by the Audit Committee subject to pre-determined dollar limits. In all cases where an Adviser Entity engages the auditors to provide audit or non-audit services not relating to Fund operations or financial reporting, and the projected fees for such engagement exceed $25,000, the auditors will notify the Audit Committee not later than their next meeting.

All Non-Audit Fees. The table below shows the aggregate non-audit fees billed by PwC for services rendered to the Fund and to the Adviser Entities that provide ongoing services to the Fund, whether or not such engagements relate directly to the operations and financial reporting of the Fund, for the two most recent fiscal years for the Fund.

Fiscal Year	Aggregate Non- Audit Fees
2006	$11,930
2005	$302,240

AUDIT COMMITTEE REPORT

The purposes of the Audit Committee are 1) to assist the Board of Directors in its oversight of (i) the integrity of the Fund’s financial statements; (ii) the Fund’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors; and 2) to prepare this report. Each Member of the Audit Committee is “independent”, as required by the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter. As set forth in the Audit Committee Charter, management of the Fund and applicable service providers are responsible for the preparation, presentation and integrity of the Fund’s financial statements and for the effectiveness of internal control over financial reporting. Management and applicable service providers are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control over financial reporting and other procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Fund’s annual financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors of the Fund. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision of any non-audit services not pre-approved by the Audit Committee provided by the Fund’s independent auditors to the Fund’s investment adviser, manager or to any entity controlling, controlled by or under common control with the Fund’s investment adviser or manager that provides ongoing services to the Fund is compatible with maintaining the auditors’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors their independence.

The members of the Audit Committee are not full-time employees of the Fund and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board of Directors of the Fund that the audited financial statements of the Fund be included in the Fund’s annual report to stockholders for the fiscal year ended December 31, 2006.

Submitted by the Audit Committee
of the Fund’s Board of Directors

Richard R. Burt

John H. Cannon
Frank Trömel
Robert H. Wadsworth
Werner Walbröl

PROPOSAL 3: STOCKHOLDER PROPOSAL

The Fund has received a notice from Opportunity Partners, L.P. (the “proponent”) that it intends to submit a non-binding advisory proposal to stockholders for action at the Meeting proposing that the Fund should promptly conduct a self-tender offer for 30% of its shares at 96% of net asset value. The proponent’s address and the number of Fund shares beneficially owned by it are set forth under “Security Ownership of Certain Beneficial Owners.” The proponent owns one share of record.

For the reasons set forth below, your Board unanimously opposes Proposal 3 and strongly urges all stockholders to vote “AGAINST” the proposal on the enclosed White Proxy Card. Please carefully read the discussion below.

OPPOSING STATEMENT OF YOUR BOARD OF DIRECTORS

Over the last three years, Philip Goldstein and Opportunity Partners have made various shareholder proposals with the ultimate purpose of removing assets from the Fund. Over this same time period the Fund has consistently delivered superb returns to its investors. The Fund’s total return in 2004 was 24.44% based on net asset value (NAV) and 30.50% based on market price. In 2005, total return was 13.68% based on NAV and 18.94% based on market price. Performance in 2006 was even more impressive: total return was 43.94% based on NAV and 44.13% based on market price.

Shares of closed-end funds, such as the Fund, trade on the New York Stock Exchange like those of any other listed company. Market forces and perceptions of the Fund’s prospects drive price movements. The market price of the Fund’s shares is often lower than the value of the Fund’s portfolio, which is called its net asset value, just as the market value of any company’s stock could be below the book value of its assets.

Your Board of Directors recognizes that the Fund’s shares have traded at a discount to their net asset value, although that discount has decreased in recent periods. Your Board believes there may be some misunderstandings about the market discount of your Fund and other closed-end funds.

The discount is a function of the NAV and market price, each of which may be influenced by different factors. There is debate whether the discount is the cause of market price movements or is merely the effect. The discount is considered by many to be the result of market supply and demand factors for shares, although it is uncertain whether the dominant factors are fund-specific, such as performance, or external, such as U.S. market sentiment towards foreign investing. If, as we believe to be the case, the discount is the effect and not the cause, there is no action that will have a long-term effect on the discount other than liquidation or open-ending (which in the absence of a distribution system and robust buying interest is equivalent to a slow-motion liquidation).

In any event, stockholders experience gain or loss based only on market price changes in the Fund’s shares and dividends on Fund shares. There are no widely accepted economic theories for explaining the discount phenomenon. However, the discount does not represent some kind of value that the Board has a duty to distribute to stockholders. That value can be obtained only if the Fund is liquidated and the opportunity for future investment gain is foregone.

A tender offer, as proposed, would reduce the discount only during the period of the tender offer; after completion of the tender offer the discount would likely return to its prior level. The proposed tender offer at 96% of net asset value (a price higher then the current market value of the Fund) would likely cause a temporary increase in the market price. However, the likely beneficiaries of such an increase would only be the shareholders who tender. The long-term investors would see no benefit.

If the Fund were to conduct a tender offer for 30% of its outstanding shares, the assets of the Fund would decrease by at least 30%. A reduction in assets would lead to a rise in the Fund’s expense ratio and a decrease in the Fund’s net income, because the expenses of the Fund would be spread over a smaller number of shares. In addition, the cost of any tender offer would be borne by all shareholders, particularly those who view the Fund as a long-term investment and do not tender.

Recognizing that some stockholders nevertheless are troubled when the discount appears to be “too high,” your Board of Directors has for a number of years conducted a share repurchase program to purchase shares at a discount to NAV, which increases NAV per share. This repurchase program continues, along with efforts to increase market awareness of your Fund. The share repurchase program is also less expensive to the Fund and its holders than the proposed tender offer and spreads the effect of purchases over a longer period.

In addition, in June 2006, the Board authorized a contingent tender offer for 10% of the Fund’s outstanding shares at 95% of NAV per share. The tender offer would have occurred if the Fund’s average discount over the six-month period from July 1, 2006 to December 31, 2006 was greater than 10%. Since the average discount for the six-month period was below 10%, no tender offer needed to be conducted.

Although these efforts have not eliminated the Fund’s discount, the Board believes that these actions benefit the Fund’s shareholders and should have a positive long-term impact on the Fund’s performance.

Required Vote. Proposal 3 is only a recommendation and can have no binding effect on the Fund or the Board of Directors. In considering whether or not to take action in response to the proposal, the Board of Directors will give the request set forth in the proposal such weight as it believes appropriate based on the voting of stockholders for the proposal and other relevant factors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 30, 2007, no person, to the knowledge of management, owned of record or beneficially more than 5% of the outstanding Common Stock of the Fund, other than as set forth below:(1)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Common Stock

The Coalition for Shareholder Democracy(2) c/o Opportunity Partners L.P. 60 Heritage Drive Pleasantville, NY 10570	4,473,867	18.04%

Lazard Asset Management LLC(3) 30 Rockefeller Plaza New York, New York 10112	1,518,822	6.12%

Wachovia Corp.(4) One Wachovia Center Charlotte, NC 28288-0137	1,497,262	6.04%

(1)             In connection with the 2006 Annual Meeting, Deutsche Asset Management, a unit of Deutsche Bank (“DeAM”), purchased outstanding shares of the Fund. DeAM stated it acquired the Fund shares to further align its interests with those of Fund shareholders, whom the Board had asked to vote against dissident proposals raised in connection with the 2006 Annual Meeting. DeAM has advised the Fund that at the Meeting, it again intends to vote against dissident proposals that threaten the viability of the Fund. As of March 30, 2007, DeAM beneficially owned 520,400 shares of the Fund, representing 2.10% of the outstanding shares.

(2)             This information is based exclusively on information provided by such person on Schedule 13D filed with respect to the Fund on  February 6, 2007. The reporting person is a group consisting of (a) Bulldog Investors, Phillip Goldstein, Andrew Dakos (2,104,899 shares, 8.49%), (b) Karpus Management, Inc., d/b/a Karpus Investment Management, Apogee Partners L.P., Canalview Partners L.P., Garnsey Partners L.P., Karpus Investment Management Defined Benefit Plan, Karpus Investment Management Profit Sharing Plan, George W. Karpus, Jo Ann Van Degriff, Dana R. Consler (1,231,668 shares, 4.97%) and (c) Laxey Partners Limited, Andrew Pegge and Colin Kingsnorth (1,137,300 shares, 4.56%). The Schedule 13D includes the following statement: “The members of the Coalition for Shareholder Democracy have not agreed to jointly take any specific measures to achieve the group’s objective and they have no agreement to buy, sell, hold or vote their shares together. Any member of The Coalition for Shareholder Democracy may take actions it deems to be consistent with the group’s objective without the consent of any other members of the group. In addition, any member of the Coalition for Shareholder Democracy may act in the best interests of its own clients regardless of whether such action is in the best interest of the group.”

(3)             This information is based exclusively on information provided by such entity on Schedule 13G filed with respect to the Fund on February 8, 2007.

(4)             This information is based exclusively on information provided by such entity on Schedule 13G filed with respect to the Fund on February 6, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based on a review of reports filed by the Fund’s directors and executive officers, the investment adviser, officers and directors of the investment adviser, affiliated persons of the investment adviser and beneficial holders of 10% or more of the Fund’s outstanding stock, and written representations by the Reporting Persons that no year-end reports were required for such persons, all filings required by Section 16(a) of the Securities and Exchange Act of 1934 for the fiscal year ended December 31, 2006 were timely, except that Richard R. Burt, John H. Cannon, Richard Karl Goeltz and Robert H. Wadsworth each filed three Forms 4 late, and Werner Walbröl filed two Forms 4 late. Each person has since corrected his omission by making the necessary filing.

ADDRESS OF INVESTMENT ADVISER AND MANAGER

The principal office of Deutsche Asset Management International GmbH, the Fund’s investment adviser, is located at Mainzer Landstrasse 178-190, D-60327 Frankfurt am Main, Federal Republic of Germany. The corporate office of Deutsche Investment Management Americas Inc., the Fund’s manager, is located at 345 Park Avenue, New York, New York 10154.

OTHER MATTERS

No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders properly come before the Meeting, including any question as to an adjournment of the Meeting, the persons named in the enclosed White Proxy Card will vote thereon according to their discretion. Abstentions and broker non-votes shall have no effect on the outcome of a vote to adjourn the Meeting.

STOCKHOLDER PROPOSALS

In order for stockholder proposals otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in the Fund’s proxy statement for the 2008 Annual Meeting, the proposals must be received at The New Germany Fund, Inc., c/o Deutsche Asset Management, 345 Park Avenue, NYC20-2799, New York, New York 10154, Attention: Secretary, on or before •, 2008.

In addition, the Fund’s Bylaws currently provide that if a stockholder desires to bring business (including director nominations) before the 2008 Annual Meeting that is or is not the subject of a proposal timely submitted for inclusion in the Fund’s proxy statement, written notice of such business as prescribed in the Bylaws must be delivered to the Fund’s Secretary, at the principal executive offices of the Fund, between •, 2008 and •, 2008. For additional requirements, the stockholder may refer to the Bylaws, a current copy of which may be obtained without charge upon request from the Fund’s Secretary. If the Fund does not receive timely notice pursuant to the Bylaws, the proposal may be excluded from consideration at the meeting, regardless of any earlier notice provided in accordance with SEC Rule 14a-8.

EXPENSES OF PROXY SOLICITATION

The cost of preparing, assembling and mailing material in connection with this solicitation will be borne by the Fund. In addition to the use of mails, proxies may be solicited personally by regular employees of the Fund or the manager or by telephone or telegraph. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation materials to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. The Fund has also made arrangements with The Altman Group, Inc. to assist in the solicitation of proxies, if called upon by the Fund, at an estimated fee not to exceed $105,000 plus reimbursement of normal expenses.

ANNUAL REPORT DELIVERY

The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended December 31, 2006 and the most recent semi-annual report, if any, to any stockholder upon request. Such requests should be directed by mail to The New Germany Fund, Inc., c/o Deutsche Asset Management, 345 Park Avenue, NYC20-2799, New York, New York 10154 or by telephone to
1-800-437-6269. Annual reports are also available on the Fund’s web site: www.newgermanyfund.com.

David Goldman

Secretary

Dated: [•], 2007

Stockholders who do not expect to be present at the Meeting and who wish to have their shares voted are requested to date and sign the enclosed White Proxy Card and return it to the Fund as soon as practicable.

ANNEX A

THE NEW GERMANY FUND, INC.
(the “Fund”)

NOMINATING COMMITTEE CHARTER

(Adopted as of April 23, 2004)

The Board of Directors (the “Board”) of the Fund has adopted this Charter to govern the activities of the Nominating Committee (the “Committee”) of the Board.

Statement of Purposes and Responsibilities

The primary purposes and responsibilities of the Committee are:

(i)            to identify individuals qualified to become members of the Board in the event that a position is vacated or created;

(ii)           to consider all candidates proposed to become members of the Board, subject to applicable law, the Fund’s Articles of Incorporation or By-laws, resolutions of the Board and the procedures and policies set forth in this Charter and the Fund’s annual proxy statement;

(iii)          to select and nominate, or recommend for nomination by the Board, candidates for election as Directors;

(iv)          in the case of a director nominee to fill a Board vacancy created by an increase in the size of the Board, to make a recommendation to the Board as to the class of  directors in which the individual should serve;

(v)           to make recommendations to the Board from time to time as to any changes that the Committee believes to be desirable to the provisions of the Fund’s By-laws regarding minimum standards and qualifications for service as a Director on the Board or to any charter of committees of the Board regarding minimum standards and qualifications for service as a committee member, and to recommend to the Board, or to set, any additional standards or qualifications considered necessary or desirable for service as a Director on the Board or as a member of a committee of the Board;

(vi)          to identify Board members qualified to fill vacancies on any committee of the Board, taking into account any qualifications or other criteria set forth in the charter of that committee, and to recommend that the Board appoint the identified member or members to that committee;

(vii)         to make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof;

(viii)        to review with counsel, at least annually, each Director’s affiliations and relationships for purposes of determining whether such Director is a person who is not an “interested person” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended;

(ix)           to assist management in the preparation of the disclosure in the Fund’s annual proxy statement regarding the operations of the Committee; and

(x)            to perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board or committee members.

Organization and Governance

The Committee shall consist solely of three or more members of the Board.  The Committee must consist entirely of Board members who are not “interested persons” of the Fund, as defined in Section 2(a)(19) of the Investment

Company Act of 1940, as amended (“Independent Directors”).  Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

One or more members of the Committee may be designated by the Board as the Committee’s chairperson or co-chairperson, as the case may be.

The Committee shall meet at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.  Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Committee meetings shall be held in accordance with the Fund’s By-laws.

Criteria for Director Nominees

To be eligible for nomination as a Director a person must, at the time of such person’s nomination, have Relevant Experience and Country Knowledge, as defined in the Fund’s By-laws, and must not have any Conflict of Interest, as defined in the Fund’s By-laws.  Whether a proposed nominee satisfies the foregoing qualifications shall be determined by the Committee in its sole discretion.  The Committee may also take into account a wide variety of factors in considering Director candidates, including (but not limited to):  (i) the candidate’s knowledge in matters relating to the investment company industry; (ii) any experience possessed by the candidate as a director or senior officer of other public or private companies; (iii) the candidate’s educational background; (iv) the candidate’s reputation for high ethical standards and personal and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications; (vi) the candidate’s perceived ability to contribute to the ongoing functions of the Board, including the candidate’s ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Fund; (vii) the candidate’s ability to qualify as an Independent Director; and (viii) such other criteria as the Nominating Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.

Identification of Nominees

In identifying potential nominees for the Board, the Committee may consider candidates recommended by one or more of the following sources:  (i) the Fund’s Directors, (ii) the Fund’s officers, (iii) the Fund’s investment manager, investment adviser or their affiliates, (iv) the Fund’s stockholders (see below) and (v) any other source the Committee deems to be appropriate.  The Committee will not consider self-nominated candidates or candidates nominated by members of a candidate’s family, including such candidate’s spouse, children, parents, siblings, uncles, aunts, grandparents, nieces and nephews.  The Committee may, but is not required to, retain a third party search firm at the Fund’s expense to identify potential candidates.

Consideration of Candidates Recommended by Stockholders

The Committee will consider nominee candidates properly submitted by stockholders in accordance with applicable law, the Fund’s Articles of Incorporation or By-laws, resolutions of the Board and the qualifications and procedures set forth in this Charter and the Fund’s annual proxy statement, including the requirements that a stockholder or group of stockholders seeking to submit a nominee candidate (i) must have beneficially owned at least 5% of the Fund’s common stock for at least two years, (ii) may submit only one nominee candidate for any particular meeting of stockholders, and (iii) may submit a nominee candidate for only an annual meeting or other meeting of stockholders at which directors will be elected.  The Committee will evaluate nominee candidates properly submitted by stockholders on the same basis as it considers and evaluates candidates recommended by other sources.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.  With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

ANNEX B

THE NEW GERMANY FUND, INC.
EXCERPTS OF BYLAWS

Article II

Section 13.  Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.  (a)  Annual Meetings of Stockholders.  (1)  Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 13(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

(2)  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is first made.  In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Corporation that are beneficially owned by such person, (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act or pursuant to the Investment Company Act and the rules thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (D) a statement specifying which of clauses (1)-(7) of the definition of “Relevant Experience and Country Knowledge” in Article III, Section 3 of the Bylaws the person being nominated satisfies, information relating to such person sufficient to support a determination that the person satisfies the specified clause or clauses of the definition and a representation that the person does not have a “Conflict of Interest” as defined in Article III, Section 3 of the Bylaws; (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s stock ledgers and a current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

(3)  Notwithstanding anything in this subsection (a) of this Section 13 to the contrary, in the event the Board of Directors increases or decreases the maximum or minimum number of directors in accordance with Article III, Section 2 of these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of mailing of the preceding year’s annual meeting, a stockholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the

Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)  Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 13 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)  General.  (1)  Only such persons who are nominated in accordance with the procedures set forth in this Section 13 and Article III, Section 3 of these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective nomination or proposal be disregarded.

(2)  For purposes of this Section 13, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) ”public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

(3)  Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the Investment Company Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.  Nothing in this Section 13 shall be deemed to affect any right of stockholders to request inclusion of proposals in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Article III

Section 3.  Qualifications.  Directors need not be stockholders. Each Director shall hold office until the earlier of: (a) the expiration of his term and his or her successor shall have been elected and qualifies, (b) his or her death, (c) his or her resignation, or (d) his or her removal. To be eligible for nomination as a director a person must, at the time of such person’s nomination by the Board of Directors, (a) have Relevant Experience and Country Knowledge (as defined below), (b) not have any Conflict of Interest (as defined below) and (c) not be over 72 years of age; provided that clause (c) shall not apply to any person who was a Director on October 15, 1999 or to any person whom the Nominating Committee (or in the absence of such a Committee, the Board of Directors) determines to except from that clause on the basis that the person’s prior public or government service or other broad-based activities in the business community make it essential that the Corporation continue to receive the benefit of the person’s services as a Director. The determination described in the previous sentence shall be made on or before the time of nomination. Whether a proposed nominee satisfies the foregoing qualifications shall be determined by the Nominating Committee or, in the absence of such a Committee, by the Board of Directors, each in its sole discretion.

“Relevant Experience and Country Knowledge” means experience in business, investment, economic or political matters of Germany or the United States through service for 10 of the past 20 years (except where a shorter period is noted) in one or more of the following principal occupations:

(1)                                  senior executive officer or partner of a financial or industrial business headquartered in Germany that has annual revenues of at least the equivalent of US $500 million,

(2)                                  senior executive officer or partner of a financial or industrial business headquartered in the United States that has annual revenues of at least the equivalent of US $500 million and whose management responsibilities include supervision of European business operations,

(3)                                  director (or the equivalent) for 5 of the past 10 years of one or more investment businesses or vehicles (including this Corporation) a principal focus of which is investment in Germany and that have at least the equivalent of US $250 million in combined total assets of their own,

(4)                                  senior executive officer or partner of an investment management business having at least the equivalent of US $500 million in securities of German companies or securities principally traded in Germany under discretionary management for others,

(5)                                  senior executive officer or partner (a) of a business consulting, accounting or law firm having at least 100 professionals and (b) whose principal responsibility involves or involved providing services involving European matters for financial or industrial businesses, investment businesses or vehicles or investment management businesses as described in (1)-(4) above,

(6)                                  senior official (including ambassador or minister) in the national government, a government agency or the central bank of Germany or the United States, in a major supranational agency or organization of which Germany or the United States is a member, or in a leading international trade organization relating to Germany or the United States, in each case in the area of finance, economics, trade or foreign relations, or

(7)                                  current director or senior officer (without regard to years of service) of an investment manager or adviser of the Corporation, or of any entity controlling or under common control with an investment manager or adviser of the Corporation.

For purposes of clauses (1)-(5) of the preceding sentence and clauses (1)-(2) of the next paragraph, the term “financial or industrial business” includes a financial or industrial business unit within a larger enterprise; the term “investment businesses or vehicles” includes an investment business unit or investment vehicle within a larger enterprise; the term “investment management business” includes an investment management business unit within a larger enterprise; and the term “investment vehicle” includes an investment vehicle within a larger enterprise; but in each case only to the extent the unit satisfies the revenue, asset and other requirements specified for the business or vehicle in clauses (1)-(5) of the preceding sentence or clauses (1)-(2) of the next paragraph.

“Conflict of Interest” means the presence of a conflict with the interests of the Corporation or its operations through any of the following:

(1)                                  current position as a director, officer, partner or employee of another investment vehicle a significant (i.e., 25% or more of total assets) focus of which is securities of German companies or securities principally traded in German markets and that does not have the same investment adviser as the Corporation or an investment adviser affiliated with an investment adviser of the Corporation,

(2)                                  current position as a director, officer, partner or employee of the sponsor or equivalent of an investment vehicle described in the previous point, or

(3)                                  current position as an official of a governmental agency or self-regulatory body having responsibility for regulating the Corporation or the markets in which it proposes to invest.

PROXY
THE NEW GERMANY FUND, INC.
This proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of The New Germany Fund, Inc., a Maryland corporation (the “Fund”), hereby appoints David Goldman, John Millette and Elisa Metzger, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Fund to be held at [•], New York time, on [•], 2007 at the offices of Deutsche Bank, 345 Park Avenue, New York, New York 10154, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.  The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference herein, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below.  If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “For” each of the nominees for director, “For” Proposal 2 and “Against” Proposal 3, as described in the Proxy Statement.  Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends a vote “For” the nominees below

1.	For each of the nominees	Withhold Authority	For all nominees except as
	for director listed below. ☐	as to all listed nominees. ☐	marked to the contrary below. ☐

(Instructions: To withhold authority for any individual nominee, strike a line through the nominee’s name in the list below.)
Ambassador Richard R. Burt
Mr. Richard Karl Goeltz
Mr. Christian H. Strenger
Mr. Robert H. Wadsworth

The Board of Directors unanimously recommends a vote “For” Proposal 2 below

2.

To ratify the appointment by the Audit Committee and the Board of Directors of PricewaterhouseCoopers LLP, an independent public accounting firm, as independent auditors for the fiscal year ending December 31, 2007.

For ☐	Against ☐	Abstain ☐

The Board of Directors unanimously recommends a vote “Against” Proposal 3 below

3.	To approve an advisory proposal that the Fund conduct a self-tender offer.

For ☐	Against ☐	Abstain ☐

4.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

Please sign here exactly as name appears on the records of the Fund and date.  If the shares are held jointly, each holder should sign.  When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Signature

Signature, if held jointly

Dated:	, 2007

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